Exhibit 99.1

November 10, 2009

Tofutti Press Release

Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)


                     TOFUTTI ANNOUNCES THIRD QUARTER RESULTS

         Cranford, New Jersey -- November 10, 2009 -- TOFUTTI BRANDS INC. (NYSE AMEX Symbol: TOF) today announced its results for the thirteen and thirty-nine week periods ended September 26, 2009.

Financial Highlights for the Quarter

     o Revenues for the third quarter were $4.7 million compared to $4.8 million in the third quarter of 2008.

     o Operating income in the third quarter was $316,000 compared to $97,000 in the third quarter of 2008.

     o Net income for the third quarter was $200,000 compared to $22,000 in the third quarter of 2008.

         The Company reported that net sales for the thirteen week period ended September 26, 2009 decreased to $4,730,000, compared with net sales of $4,801,000 for the thirteen weeks ended September 27, 2008. Net sales for the thirty-nine week period ended September 26, 2009 decreased to $14,137,000 compared with net sales of $15,089,000 for the thirty-nine week period ended September 27, 2008. The Company' sales were negatively impacted as a result of the elimination of certain products that were sold in the 2008 period and the continuing effects of the unfavorable economic climate.

         For the thirteen and thirty-nine week periods ended September 26, 2009, the Company reported income before income taxes of $316,000 and $733,000, respectively, as compared with income before income taxes of $97,000 and $647,000 for the thirteen and thirty-nine week periods in 2008. The Company's gross profit for the thirty-nine week period ended September 26, 2009 was negatively impacted as a result of costs incurred due to a limited product recall in May 2009 for a product that was manufactured on behalf of the Company by a former co-packer in 2008. The costs associated with the recall were offset, in part, by savings in freight out expense from on-going operations.

         The Company recorded net income of $200,000 ($0.04 per share on a basic and diluted basis) for the thirteen weeks ended September 26, 2009 compared to $22,000 ($0.00 per share on a basic and diluted basis) for the thirteen weeks ended September 27, 2008. Net income for the thirty-nine weeks ended September 26, 2009 was $450,000 ($0.09 per share on a basic and diluted basis) compared to $353,000 ($0.06 per share on a basic and diluted basis) for the thirty-nine weeks ended September 27, 2008.

         As of September 26, 2009 the Company had cash and cash equivalents of $819,000 and working capital of approximately $4.0 million compared to cash and cash equivalents of $238,000 and working capital of $3.6 million at December 27, 2008.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "While our results in the third quarter of 2009 reflect in part our efforts to improve our profitability, we continue to be impacted by the negative influence of the unfavorable economy. We will continue to concentrate on our core business of non-dairy frozen desserts and soy-cheese products and believe this strategy will result in increased sales and operating income in the future."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K.

                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share figures)

                                           Thirteen weeks         Thirteen weeks    Thirty-nine weeks      Thirty-nine weeks
                                               ended                  ended               ended                   ended
                                         September 26, 2009     September 27, 2008  September 26, 2009     September 27, 2008
                                         ------------------     ------------------  ------------------     ------------------

Net sales.............................        $4,730                 $4,801                  $14,137                $15,089
Cost of sales.........................         3,211                  3,427                    9,812                 10,715
                                               -----                  -----                    -----                 ------
Gross profit..........................         1,519                  1,374                    4,325                  4,374
Operating expenses....................         1,203                  1,277                    3,592                  3,727
                                               -----                  -----                    -----                  -----
Income before income taxes............           316                     97                      733                    647
Income tax expense....................           116                     75                      283                    294
                                                 ---                     --                      ---                    ---
Net income ...........................          $200                    $22                     $450                   $353
                                                ====                    ===                     ====                   ====
Net income per share:
         Basic........................         $0.04                  $0.00                    $0.09                  $0.06
                                               =====                  =====                    =====                  =====
         Diluted......................         $0.04                  $0.00                    $0.09                  $0.06
                                               =====                  =====                    =====                  =====
Weighted average number of shares
  outstanding:
         Basic........................         5,177                  5,437                    5,178                  5,537
                                               =====                  =====                    =====                  =====
         Diluted......................         5,177                  5,687                    5,178                  5,791
                                               =====                  =====                    =====                  =====

                               TOFUTTI BRANDS INC.
                            Condensed Balance Sheets
                      (in thousands, except share figures)


                                                                September 26,         December 27,
                                                                    2009                  2008
                                                                -------------         ------------
Assets
Current assets:
     Cash and cash equivalents                                    $  819                 $  238
     Accounts receivable, net of allowance for doubtful
        accounts of $423 and $528, respectively                    1,953                  1,574
     Inventories                                                   2,071                  2,334
     Prepaid expenses                                                  8                     19
     Refundable income taxes                                         273                    555
     Deferred income taxes                                           324                    324
                                                                     ---                    ---
                Total current assets                               5,448                  5,044
                                                                   -----                  -----

Fixed assets (net of accumulated amortization of
     $32 and $29)                                                     16                     19
Other assets                                                          16                     16
                                                                      --                     --
                                                                  $5,480                 $5,079
                                                                  ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                             $  504                  $ 398
     Accrued expenses                                                543                    565
     Accrued officers' compensation                                  375                    500
                                                                     ---                    ---
                  Total current liabilities                        1,422                  1,463
                                                                   -----                  -----

Commitment and Contingencies
Stockholders' equity:
      Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                       --                     --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,176,678 shares at September 26, 2009
         and 5,189,343 shares at December 27, 2008                    52                     52
     Retained earnings                                             4,006                  3,564
                                                                   -----                  -----
                 Total stockholders' equity                        4,058                  3,616
                                                                   -----                  -----
                 Total liabilities and stockholders' equity       $5,480                 $5,079
                                                                  ======                 ======
